Exhibit 32.6

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Frontier Long/Short Commodity Series, a Series of The Frontier Fund on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Frontier Long/Short Commodity Series.

/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox
Fund Management, LLC, the Managing Owner of the
Frontier Long/Short Commodity Series, a Series of
The Frontier Fund

/s/ Brent Bales
Brent Bales
Chief Accounting Officer of Equinox Fund
Management, LLC, the Managing Owner of the
Frontier Long/Short Commodity Series, a Series of
The Frontier Fund

Date: November 11, 2011